UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2008

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Infinera Corporation (the “Company”) will hold its 2008 Annual Meeting of Stockholders on Tuesday, May 13, 2008 at 10:00 a.m. at the Company’s headquarters at 169 Java Drive, Sunnyvale, CA 94089. The record date for determining eligibility to vote at the 2008 Annual Meeting of Stockholders was March 14, 2008.

The Company’s proxy materials for its 2008 Annual Meeting of Stockholders are now available via the Internet under the Securities and Exchange (SEC’s) new Notice and Access rule. The Company’s 2007 Annual Report on Form 10-K and its Proxy Statement for its 2008 Annual Meeting of Stockholders, as filed with the SEC, can be viewed on the Company’s website at: www.infinera.com/annual_meeting.

The new Notice and Access rule allows companies to furnish proxy materials to stockholders via the Internet as an alternative to traditional delivery of printed materials. By implementing the new Notice and Access rule, the Company reduced the number of printed copies of its annual report and proxy materials this year lowering the cost of both producing and delivering these materials while also reducing the associated environmental impact.

The Company’s stockholders may obtain hard copies of the Company’s proxy materials free of charge by following the instructions provided on the Company’s website or in the “Notice of Internet Availability of Proxy Materials” that was mailed March 27, 2008 to shareholders as of the March 14, 2008 record date for the 2008 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: March 27, 2008	By:	/s/ Michael O. McCarthy, III
Michael O. McCarthy, III
Chief Legal Officer